Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2021, incorporated by reference in the Form S-8 of Crescent Energy Company (formerly, IE PUBCO INC.), with respect to the financial statements of Liberty Energy, LLC., incorporated by reference in this Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 17, 2021